Exhibit 10.2

EXCHANGE AND AMENDMENT AGREEMENT

THIS EXCHANGE AND AMENDMENT AGREEMENT, dated as of February [23], 2023, is entered into by and among Puritan Partners LLC, a New York limited liability company having a place of business located at 4 Puritan Rd., Rye, NY 10580 (“Puritan”), Verition Multi-Strategy Master Fund Ltd., PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Verition and, collectively with Puritan, “Holders” and each of Puritan and Verition sometimes a “Holder”), and Nightfood Holdings, Inc., a Nevada corporation (the “Company” and, with the Holders, the “Parties” and sometimes individually, a “Party”), having a principal place of business located at 520 White Plains Road, Suite 500, Tarrytown, New York 10591.

WHEREAS, on or around December 10, 2021, the Company issued to each Holder a common stock purchase warrant for the purchase of 2,000,000 shares of the Company’s common stock (as amended from time to time, the “First Warrant”), pursuant to that certain securities purchase agreement dated on or around December 10, 2021 (the “Purchase Agreement”); and

WHEREAS, as of the date hereof, there remains (a) 750,000 remaining unexercised shares of Company common stock underlying the First Warrant held by Puritan and (b) 2,000,000 remaining unexercised shares of Company common stock underlying the First Warrant held by Verition; and

WHEREAS, the Company on the one hand, and each of Puritan and Verition on the other hand, have agreed to (a) exchange the First Warrant held by such Holder pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) for newly issued freely tradable shares of the Company’s common stock (not subject to any restrictions on transferability other than as set forth in the Forbearance Agreement (as defined), in the respective amounts set forth below, and (b) amend certain terms for the leak-out of shares of Nightfood common stock owned by each of Puritan and Verition, as set forth in that Forbearance and Exchange Agreement, dated as of February 1, 2023, by and among Puritan, Verition and Nightfood (the “Forbearance Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. All of the above recitals are hereby incorporated by reference and made part of this Agreement.

2. Warrant Exchange.

a. Subject to the terms and conditions of this Agreement, on the date hereof, the Company on the one hand, and each of Puritan and Verition on the other hand ,shall exchange the First Warrants held by each Holder pursuant to Section 3(a)(9) of the Securities Act for (i) in the case of Puritan, 750,000 freely tradable shares of the Company’s common stock (not subject to any restrictions on transferability other than as set forth in the Forbearance Agreement) (the “Puritan Exchange Shares”) and (ii) in the case of Verition, 2,000,000 freely tradable shares of the Company’s common stock (not subject to any restrictions on transferability other than as set forth in the Forbearance Agreement (the “Verition Exchange Shares” and, with the Puritan Exchange Shares, the “Exchange Shares”), at which time the Holders shall not have any interest in or title to the First Warrants. Puritan and Verition each agree and acknowledge that such issuances of the Exchange Shares shall not trigger any antidilution or price-protection provisions of the Notes (as defined in the Purchase Agreement) in whatever form.

2. Amendment to Forbearance Agreement.

a. Section 5(b) of the Forbearance Agreement is hereby amended to replace “5%” in the penultimate sentence thereof with “10%.”

b. Section 5(c) of the Forbearance Agreement is hereby amended to replace “15%” in the first sentence thereof with “20%.”

3. Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Company and the Holders.

4. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7. Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the this Agreement or any amendments thereto.

8. Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state or federal courts located in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth above and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

9. Successors and Assigns. The Parties agree that this Agreement and all of its terms shall be binding on the Parties and each of them, and, as applicable, on their heirs, executors, administrators, dependents, predecessors, successors, subsidiaries, divisions, alter egos, affiliated corporations, parent corporations and related entities, and their agents, attorneys, officers, directors, successors and assigns.

10. Representation by Counsel. Each Party acknowledges that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and on the advice of such independent legal counsel. The terms of this Agreement have been read and its consequences (including risks, complications, and costs) have been reviewed by each party’s counsel. Each Party further acknowledges and represents that, in executing this Agreement, they have not relied on any inducements, promises, or representations made by the other Party hereto.

11. Knowing and Competent Release. Each Party acknowledges that it has read this Agreement and assents to all of the terms and conditions herein without any reservation whatsoever and it has had the same explained to it by its own counsel, who have answered all questions which have been asked of him or her with regard to the meaning of any of the provisions hereof. Each individual party to this Agreement warrants and represents that he or she is fully physically able and mentally competent to execute this Agreement and has a full and complete understanding of its terms. Furthermore, each Party affirms that no legal impediment impairs its competence to proceed with this Agreement.

12. Capacity and Authority to Bind. Each individual signing below represents and warrants that he or she has the right, power, legal capacity, and authority to execute and enter into this Agreement on behalf of the entity for which he or she is signing. No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement by such Party or the performance of such Party’s obligations under this Agreement.

13. Full Force and Effect. The Forbearance Agreement shall remain in full force and effect and amended and modified only as specifically provided for in this Agreement.

14. Further Assurances. The Parties shall execute all additional documents and do all acts not specifically referred to herein which are reasonably necessary to fully effectuate the intent of this Agreement.

15. Ownership; No Liens. Each Holder represents and warrants, as to itself and not the other Holder, that it is the record and beneficial owner of the First Warrant attributed to it hereunder, free and clear of all liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions (other than pursuant to applicable state and federal securities laws), and has the full right, power and authority to perform its obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned hereby agree to the terms and conditions as set forth hereinabove.

PURITAN PARTNERS LLC

By:	/s/ Richard L. Smithline
Name:	Richard L. Smithline
Title:	Managing Member

VERITION MULTI-STRATEGY MASTER
FUND LTD.

By:
Name:	William Anderson
Title:	Authorized Signatory

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	CEO

IN WITNESS WHEREOF, the undersigned hereby agree to the terms and conditions as set forth hereinabove.

PURITAN PARTNERS LLC

By:
Name:	Richard L. Smithline
Title:	Managing Member

VERITION MULTI-STRATEGY MASTER
FUND LTD.

By:	/s/ William Anderson
Name:	William Anderson
Title:	Authorized Signatory

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	CEO

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